Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                  ----------

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of CWABS, Inc. Revolving Home Equity Loan Asset Backed Notes, Series 2004-Q of our report dated February 10, 2004 relating to the financial statements of XL Capital Assurance Inc. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which appears as Exhibit 99.1 in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ Pricewaterhouse Coopers LLP
-------------------------------

PricewaterhouseCoopers LLP

New York, New York
November 17, 2004

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                  ----------

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of CWABS, Inc. Revolving Home Equity Loan Asset Backed Notes, Series 2004-Q of our report dated February 10, 2004 relating to the financial statements of XL Financial Assurance Ltd. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which appears as Exhibit 99.2 in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers
--------------------------

PricewaterhouseCoopers
Chartered Accountants

Hamilton, Bermuda
November 17, 2004